Exhibit 99.1

KapStone Paper and Packaging Corporation Announces Symbol Change

Northfield, Illinois (January 30, 2007) — KapStone Paper and Packaging Corporation (OTC Bulletin Board: KPPC.OB ) today announced that the symbol for its stock, warrants and units as quoted on the OTC Bulletin Board have changed to “KPPC,” “KPPCW,” and KPPCU,” respectively. The symbol changes are due to the recent corporate name change to KapStone Paper and Packaging Corporation, as announced in the Company’s Form 8-K filed on January 4, 2007. The symbol changes took effect at the open of trading on March 1, 2007.

About the Company

Headquartered in Northfield, IL, Stone Arcade Acquisition Corporation changed its name to KapStone Paper and Packaging Corporation at the completion of its purchase of International Paper’s Kraft Papers Business in January 2007.  The company is the parent company of KapStone Kraft Paper Corporation, which includes a paper mill in Roanoke Rapids, NC, and Ride Rite®, a dunnage bag plant in Fordyce, AR.  The business employs approximately 700 people.